Exhibit 10.20

PROMISSORY NOTE AND CONTINUING LETTER OF CREDIT AGREEMENT

TO: First National Bank

International Trade Services
1620 Dodge St

Omaha, NE 68197-1111

In consideration of your issuance of letters of credit from time to time substantially in accordance with our applications therefore, as the same may be amended with our agreement or consent, we hereby agree that, except as you and we shall otherwise specifically agree in writing in each instance, the Terms and Conditions hereinafter set forth shall apply to each such application and to each letter of credit issued by you pursuant to such application.

TERMS AND CONDITIONS

In these provisions:

1)   “Agreement” means this Promissory Note and Continuing Letter of Credit Agreement.

2)   The “Applicant” means each party executing this Agreement.

3)   “Application” means each Application for Letter of Credit by the Applicant as such application may be amended or modified from time to time with the written or oral agreement or consent of the Applicant.

4)   The “Bank” means The “First National Bank”.

5)   “Financing Statement” means a Financing Statement or a Statement of Trust Receipt Financing in the form specified in applicable law.

6)   An “instrument” means any draft, receipt, acceptance or cable or written demand for payment.

7)   “Note” means the Business Promissory Note contained in Section 20 of the Agreement.

8)   “Property” means goods and merchandise and any and all documents relative thereto, securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed and any right or interest therein.

9)   “Security Agreement” means an agreement which creates or provides for a security interest, including, where applicable law provides therefore, a trust receipt as defined in and complying with such law.

10) “Uniform Customs and Practice” means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and any subsequent revision thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Bank.

11) “International Standby Practices - ISP 98’“ means the International Standby Practices - ISP 98’, International Chamber of Commerce Publication No.590 and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Bank.

In consideration of the issuance by the Bank, upon Application by the Applicant from time to time, at the Bank’s option, of one or more letters of credit (each such letter of credit as from time to time amended or modified with the consent of the Application being hereinafter referred to as the “Credit”), the Applicant hereby agrees with the Bank as follows with respect to each Credit:

1)              The Applicant will reimburse the bank, at its principal office, in cash, the amount required to pay each instrument, such reimbursement to be made on demand in the case of each sight draft on receipt, with interest from the date of payment of the instrument to the date of reimbursement, and not later than one business day prior to maturity in the case of each acceptance payable at the principal office of the Bank, and in time to reach the place of payment in the course of ordinary mail not later than one business day prior to maturity in the case of each acceptance that is not payable at the principal office of the Bank. If the instrument is in foreign currency, such reimbursement shall be in the United States currency at the Bank’s selling rate for cable transfers to the place of payment of the instrument current on the date of reimbursement or of the Bank’s settlement of its obligation, as the Bank may require. If, for any cause, on the date of reimbursement or settlement, as the case may be, there is no rate of exchange generally current for Bank for effecting such cable transfers, the Applicant will reimburse the Bank or demand an amount in United States currency equivalent to the Bank’s actual cost of settlement of its obligation however or whenever the Bank shall make such settlement, with interest from the date of settlement to the date of reimbursement. The Applicant will comply with all governmental exchange regulations now or hereafter applicable to the Credit or instruments or payments related thereto and will pay the Bank, on demand, in United States currency, such amount as the Bank may be required to expend on account of such regulations

2)              The Bank may accept or pay any draft presented to it, regardless of when drawn and whether or not negotiated, if such draft, the other required documents and any transmittal advice are dated on or before the expiration date of the Credit, and except in so far as instructions may be given by the Applicant in writing expressly to the contrary with regard to, and prior to, the Bank’s issuance of the Credit: (a) although shipment(s) in excess of the quantity called for under the Credit are made, the bank may honor the relative instrument(s) in an amount or amounts not exceeding the amount of the Credit; and (b) the Bank may honor, as complying with the terms of the Credit and of the application therefore, any instruments or other documents otherwise in order signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative of the party authorized under the Credit to draw or issue such instruments or other documents.

3) In the event of any change or modification, with the consent of the Applicant, relative to the Credit or any instruments or documents called for thereunder, including waiver of noncompliance of any such instruments or documents with the terms of the

Credit, these Terms and Provisions shall be binding upon the Applicant with regard to the Credit as so changed or modified, and to any action taken by the Bank or any of its correspondents relative thereto.

4)         The Uniform Customs and Practice shall be binding on the Applicant and the Bank except to the extent it is otherwise expressly agreed. It is, also, agreed that: (a) neither the Bank nor its correspondents shall be responsible for: the validity or sufficiency of any endorsements; delay in giving or failure to give notice of arrival or any other notice; or failure of any instrument to bear any reference or adequate reference to the Credit or of documents to accompany any instrument at negotiation, or failure of any person to note the amount of any instrument on the reverse of the Credit or to surrender or take up the Credit or to forward documents in the manner required by the Credit; (b) the occurrence of any one or more of the contingencies referred to in the Uniform Customs and Practice or in the preceding clauses of this paragraph shall not affect, impair, or prevent the vesting of any of the Bank’s rights or powers hereunder or the Applicant’s obligation to make reimbursement; (c) the Applicant will promptly examine (i) the copy of the Credit (and of any amendments thereof) sent to it by the Bank and (ii) all instruments and documents delivered to it from time to time, and, in the event of any claim of noncompliance with Applicant’s instruments or other irregularity, will immediately notify the Bank thereof in writing, the Applicant being conclusively deemed to have waived any such claim against the Bank and its correspondents, unless such notice is given. Any action, inaction or omission on the part of the Bank or any of its correspondents, under or in connection with the Credit or the relative instruments, documents or property, if in good faith and in conformity with such foreign or domestic laws, regulations or customs as the Bank or any of its correspondents may deem to be applicable, shall be binding upon the Applicant and shall not place the Bank or any of its correspondents under any liability to the Applicant. The Applicant agrees to hold the Bank and its correspondents indemnified and harmless against any and all claims, loss, liability or damage, including reasonable counsel fees, arising from or in connection with the Credit, including any such claim, loss, liability or damage arising out of any (i) transfer, sale, delivery, surrender or endorsement of any bill of lading, warehouse receipt or other document at any time(s) held by the Bank, or held for its account by any of its correspondents, in connection with the Credit and (ii) any proceedings to enjoin payment under the Credit, whether instituted by Applicant or another party. The Applicant agrees that such reasonable counsel fees incurred by the bank shall include, without limitation, counsel fees incurred by the Bank in connection with (i) determining whether to honor any draft under the Credit, (ii) interpreting any provision hereof or of the Credit, (iii) any dispute by or among the Applicant, the beneficiary of the Credit or any other person with respect to this Agreement or the Credit and (iv) reviewing the form and content of Applications and proposed amendments to this Agreement and the Credit. The Bank, at its option, may file a Financing Statement, without the signature of the Applicant, with respect to documents, property and interests relative to the Credit or which may be held as security hereunder and the Applicant will reimburse the Bank for the filing or recording fees

5)         The Applicant will procure promptly any necessary import, export or other licenses for the import, export or shipping of the property shipped under or pursuant to or in connection with the Credit, and will comply with all foreign and domestic governmental regulations in regard to the shipment of such property or the financing thereof, and will furnish such certificates in that respect as the Bank may at any time(s) require, and will keep such property adequately covered by insurance in amounts, against risks and in companies satisfactory to the Bank, and will assign the policies or certificates of insurance to the Bank, or will make the loss or adjustment, if any, payable to the Bank, at its option, and will furnish the Bank, on its demand, with evidence of acceptance by the insurers of such assignment. Should the insurance upon such property for any reason be unsatisfactory to the Bank, the Bank may, at the Applicant’s expense, obtain insurance satisfactory to the Bank.

6)         As security for the payment of performance of any and all of the Applicant’s obligations and/or liabilities hereunder, absolute or contingent, and also for the payment or performance of any and all other obligations and/or liabilities, absolute or contingent, due or to become due, which are now, or may at any time(s) hereafter be owing by the Applicant to the Bank, or which are now or hereafter existing, the Applicant hereby: (a) recognizes and admits the Bank’s ownership in and unqualified right to the possession and disposal of any and all shipping documents, warehouse receipts, policies or certificates of insurance and other documents accompanying or relative to instruments drawn under the Credit and in and to any and all property shipped under or pursuant to or in connection with the Credit, or in any way relative thereto or to any of the instruments drawn thereunder (whether or not such documents, goods or other property be released to or upon the order of the Applicant under a security agreement or bailee receipt), and in and to the proceeds of each and all of the foregoing; (b) pledges to the Bank and/or gives the bank a general security interest in and/or right of set-off against, all right, title and interest of the Applicant in and to the balance of every deposit account, now or at any time hereafter existing, of the Applicant with the Bank, and any other claims of the Applicant against the Bank, and in and to all property, claims and demands and rights and interests therein of the Applicant, and in and to all evidences thereof, which have been or at any time shall be delivered to or otherwise come into the Bank’s possession, custody or control, or into the possession, custody or control of any of its agents or correspondents for account of the Bank for any purpose, whether or not for the express purpose of being used by the Bank as collateral security or for safekeeping or for any other or different purpose, the Bank being deemed to have possession, custody or control of all such property actually in transit to or set apart for the Bank or any of its agents, correspondents or others acting in its behalf, it being understood that the receipt at any time by the Bank, or any of its correspondents, of other security, of whatever nature, including cash, shall not be deemed a waiver of any of the Bank’s rights or powers hereunder; (c) if any party shall have joined in the Application for the Credit, assigns and transfers to the Bank all right, title and interest of the Applicant in and to all property and interests which the Applicant may now or hereafter obtain from such party as security for the obligations of such party arising in connection with the transaction to which the Credit relates; (d) agrees at any time and from time to time, on demand, to deliver, convey, transfer or assign to the Bank additional security of a value and character satisfactory to the Bank, or to make such payment as the Bank may require; and (e) acknowledges that any collateral pledged to Bank by any other security agreement in existence also constitutes collateral for the obligation set forth in this agreement.

7)         If the bank shall in good faith deem itself insecure at any time, or upon the death of the Applicant, or if any of the obligation and/or liabilities of the Applicant to the Bank shall not be paid or performed when due or when demanded, or if the Applicant shall become insolvent (however such insolvency may be evidenced or defined) or commit any act of bankruptcy or insolvency, or make a general assignment for the benefit of creditors, or if the Applicant shall suspend the transaction of its usual business or be expelled or suspended form any exchange, or if an application is made by any judgement creditor of the Applicant for an order directing the Bank to pay over money or to deliver other property, or if a petition in bankruptcy shall be filed by or against the Applicant, or if a petition shall be filed by or against the Applicant or any proceeding shall be instituted by or against the Applicant for any relief under any bankruptcy or insolvency laws or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extensions, or if any governmental authority, or any court at the instance of any governmental authority, shall take possession of any substantial part of the property of the Applicant or shall assume control over the affairs or operations of the Applicant, or if a receiver shall be appointed of, or writ or order of attachment or garnishment shall be issued or made against, any of the property or assets of the Applicant, thereupon, unless the Bank shall otherwise elect, any and all obligations and liabilities of the Applicant to the Bank, whether now existing or hereafter incurred, shall become and be due and payable forthwith without notice or demand and Bank shall have all the rights of a secured party provided by applicable laws.

8)         The Bank’s rights and liens hereunder shall continue unimpaired, and the Applicant shall be and remain obligated in accordance with the terms and provisions hereof, notwithstanding the release and/or substitution of any property which may be held as security hereunder at any time(s), or of any rights or interest therein. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by the bank, shall impair the Bank’s right or powers hereunder. The Bank shall not be deemed to have waived any of its rights hereunder, unless the Bank or its authorized agent shall have signed such waiver in writing. No such waiver, unless expressly as stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver.

9)         If the Applicant is a banking institution, the Applicant hereby appoints the Bank its agent to issue the Credit in accordance with, and subject to, these Terms and Conditions and the application for the Credit.

10)   If the Applicant is a partnership, the obligations hereof shall continue in force, and apply, notwithstanding any change in the membership of such partnership, whether arising from the death or retirement of one or more partners or the accession of one or more new partners.

11)   The obligations hereof shall bind the heirs, executors, administrators, successors and assigns of the Applicant, and all rights, benefits, and privileges hereby conferred on the Bank shall be and hereby are extended to and conferred upon and may be enforced by its successors and assigns. This Agreement and all rights, obligations and liabilities arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Nebraska.

12)   The Applicant, if more than one, shall be jointly and severally liable hereunder (including, without limitation, under provisions of the Note) and all provisions hereof regarding the liabilities or security of the Applicant shall apply to any liability or any security of any or all of them. Each Applicant shall be deemed to be the agent of all others, and, except as expressly provided otherwise herein, the Bank may act at the direction or request of any one or more of the Applicants and you may give a notice or notices (whether or not required to be given), to any one or more of the Applicants, all as the Bank may from time to time elect, without notice to or approval by the others. The Bank may terminate this Agreement with respect to, or release or discharge of, any one or more of the Applicants without affecting or impairing the obligations of the other Applicants. The death, incompetence or dissolution of any Applicant or any change in the composition of any partnership or any other firm which may be a party hereto shall not affect in any way the Credit or any rights with respect to indebtedness incurred under this Agreement or with respect to transactions theretofore initiated. In this Agreement, the term “Applicant” refers to any one or more Applicants, including without limitation, correspondent banks that have executed this Agreement, and each Applicant shall be deemed a customer of the Bank, without regard to whether any Applicant or any one of them is specified as the account party on any Credit.

13)   This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Bank and Applicant shall be at any time closed, shall be equally applicable to any new transactions thereafter. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceable without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

14)   The Applicant shall compensate the Bank for issuance of each Credit hereunder and the Bank’s services in relation thereto in accordance with the Bank’s written fee schedule, together with the amount of any and all charges and expenses paid or incurred by Bank or its agents or correspondents in connection with each Credit. Such fee schedule may be amended by the bank form time to time upon 30 days’ notice. The Bank’s compensation shall be due and payable on demand and interest shall accrue on unpaid compensation. Wherever in this Agreement interest shall be required to be paid to the Bank, such interest shall accrue at the lesser of: (a) the rate of three percent (3%) per annum in excess of the rate in effect from time to time designated as the First National Banks National Base Rate; or (b) the highest rate allowed by applicable law.

15)   At its option, the Bank may electronically record all telephonic instructions received by the Bank from the Applicant or any representative thereof, and retain those recordings for 90 days following the date of instruction to transfer. The purpose of this procedure is to allow the Bank to recover verbal instructions should any questions arise.

16)        This Agreement shall supersede any prior continuing letter of credit agreement entered into between the Bank and the identical Applicant or Applicants hereto and shall apply to each Credit heretofore or hereafter issued by the Bank for the account of the same.

17)   Time is of the essence of this Agreement.

18)   This Agreement is executed and is subject to the laws of the State of Nebraska.

19)   This Agreement constitutes the entire understanding of the parties or this subject matter and may be amended only by a subsequent written instrument executed by all of the parties hereto.

20)   BUSINESS PROMISSORY NOTE. The Applicant, as maker, promises to pay to the order of FIRST NATIONAL BANK (“Bank”) at any of its offices in Omaha, Nebraska, on demand, the principal sum hereof, which shall be the total sum advanced by the Bank under the Agreement, including without limitation any amounts due under Section 2 of the Agreement.

Interest shall accrue on the principal amount from and including the date of each advance under the Agreement to the date of payment. Interest, which shall be computed on the basis of actual days elapsed and a year of 360 days, shall be payable on demand. Interest on the principal sum hereof shall accrue at the lesser of: (a) the rate of three percent (3%) per annum in excess of the rate in effect from time to time designated as the First National Banks National Base Rate; or (b) the highest rate allowed by applicable law.

Upon demand for payment hereunder and failure of Applicant to make full payment in accordance with such demand, the Bank shall have all rights and remedies provided by the Uniform Commercial Code, and any other applicable law. Unless the content otherwise requires, all terms used in the Note which are defined in the Uniform Commercial Code shall have the meanings therein stated. The Note and any amounts advanced under the Agreement evidence a loan for business or agricultural purposes, no part of which shall be used for personal, family or household purposes.

All costs and expenses incurred by the Bank in enforcing its rights under the Note and the Agreement are immediately due and payable and Applicant agrees to pay the same, including reasonable attorneys’ fees and legal expenses incurred in connection with collection thereof. Interest shall accrue on such costs and expenses from the date of incurrence at the rate provided for herein. Applicant and each maker, endorser, surety and guarantor hereby waives presentment, protest, demand, notice of dishonor, and the defense of any statute of limitations.

Without affecting the liability of any maker, endorser, surety or guarantor, the holder may, without notice, renew any number of times or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of the Note or agree to sue any party liable on it. The Applicant, if more than one, shall be jointly and severally liable hereunder as co-makers of this Note.

The Bank shall not be deemed to have waived any of its rights upon or under the Note or under the other provisions of the Agreement or under any endorsement, surety agreement or guaranty, unless such waivers be in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Bank on liabilities or any collateral whether evidenced hereby or by any other instrument or papers shall be cumulative and may be exercised singularly or concurrently.

Correspondent/Affiliate

As the result of your execution of the continuing letter of credit Agreement, First National Bank will look primarily to your bank for repayment of any sums we advance on Letter of Credits issued on account of [ .] It is quite possible that the commitments for Letters of Credits constitute a reportable loan commitment to your bank regulators. We suggest that you satisfy yourselves that you hold whatever security interests or liens you deem advisable in property of your customer to assure that you can be repaid for any amounts you pay our bank.

Dated:	April 24	,2008

Highwater Ethanol, LLC, a Minnesota limited liability company
Applicant

By:	/s/ Brian Kletscher
Title: President